SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                         ----------------------
                            SCHEDULE 14A

                           (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MONARCH SERVICES, INC.
----------------------------------------------------------------------
            (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
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MONARCH SERVICES, INC.
4517 Harford Road
Baltimore, Maryland 21214



                                             September 14, 2001

Dear Stockholder:

     Your Company cordially invites you to attend the 2001 Annual
Meeting of Stockholders which will be held at 10:00 A.M. on October 29, 2001, at the Center Club, Legg Mason Building, 100 Light Street, Baltimore, Maryland.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be transacted at the Annual
Meeting. A copy of the Annual Report to Stockholders is also enclosed herewith.

     Whether you plan to attend or not, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, in order that as many shares as possible may be represented at the Annual Meeting. Returning your proxy does not deprive you of your right to attend the Annual Meeting and vote your shares in person.

     A majority of the outstanding shares of Common Stock must be represented at the Annual Meeting in order to transact business, and accordingly, the vote of every stockholder is important. Your cooperation in returning your executed proxy promptly will be appreciated.

                                       Sincerely,

                                       /s/ JACKSON Y. DOTT

                                       Jackson Y. Dott,
                                       President



























                       MONARCH SERVICES, INC.
                         4517 Harford Road
                     Baltimore, Maryland 21214

   NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                         OCTOBER 29, 2001


NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Monarch Services, Inc., a Maryland corpor-ation (the "Company"), will be held at 10:00 A.M. local time on October 29, 2001, at the Center Club, Legg Mason Building, 100 Light Street, Baltimore, Maryland for the following purposes:

 1. To elect one Class I director to hold office until the 2004 annual meeting and until his successors are elected and qualified;

 2. To ratify the appointment of Stegman & Company as the Company's independent accountants for the fiscal year ending
    April 30, 2002;

 3. To consider any other matter, including a stockholder proposal, which may properly come before the Annual Meeting.

      All the above matters are more fully described in the accompanying Proxy Statement.

      The Board of Directors has fixed the close of business on August 30, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual
Meeting.

     Each stockholder is cordially invited to attend the Annual Meeting in person. To assure representation at the Annual Meeting, however, stockholders are urged to date, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.

                 By Order of the Board of Directors,

                 /s/ Steven M. Szekely

                 Steven M. Szekely,
                 Secretary

Baltimore, Maryland
September 12, 2001
















                     MONARCH SERVICES, INC.
                        4517 HARFORD ROAD
                     BALTIMORE, MARYLAND 21214

                          PROXY STATEMENT
                2001 ANNUAL MEETING OF STOCKHOLDERS
                          OCTOBER 29, 2001

         GENERAL INFORMATION CONCERNING THE SOLICITATION

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Monarch Services, Inc. (the "Company") to be voted at the Company's 2001 Annual Meeting of Stockholders to be held at the Center Club, Legg Mason Building, 100 Light Street,
Baltimore, Maryland on October 29, 2001 at 10:00 a.m., prevailing local time, and any adjournments and postponements thereof (the "Annual Meeting"). A stockholder may revoke his proxy at any time prior to its use by executing another proxy bearing a later date or by notifying the Secretary of the Company in writing. Copies of this Proxy Statement, the attached Notice of 2001 Annual Meeting of Stockholders, and the enclosed form of proxy were first mailed to the Company's stockholders on or about September 14, 2001. The Company's principal executive offices are located 4517 Harford Road, Baltimore, Maryland 21214 and its telephone number is
(410) 254-9200.

The Proposals. At the Annual Meeting, the Company's stock-holders will consider and vote upon; election of a Class I Director to hold office until the 2004 Annual Meeting of Stockholders and until his successors are elected and qualify; approve and ratify the appointment of Stegman & Company as the Company's independent accountants for the fiscal year ending April 30, 2002 and consider any other matter, including a stockholder proposal, which may properly come before the Annual Meeting.

Approval by the Board. The Company's Board of Directors has unanimously approved, and recommends that the Company's stock-holders approve, the election of the nominated Class I Director and the ratification of the appointment of Stegman & Company as the Company's independent accountants. The Company's Board of Directors unanimously recommends that the Company's stockholders reject the stockholder proposal.

Voting of Proxies; Revocability of Proxy. A proxy card in the accompanying form, which is properly executed, duly returned to the Secretary of the Company and not revoked prior to exercise, will be voted in accordance with the instructions indicated in the proxy card. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxies named therein will vote the shares represented thereby in favor of the election of the nominated
Class I Director, in favor of the ratification of the appointment of Stegman & Company as the Company's independent accountants and against the stockholder proposal.

Each stockholder who has executed a proxy and returned it to the Secretary of the Company may revoke the proxy by notice in writing to the Secretary of the Company, or by attending the Annual Meeting in person and requesting the return of the proxy, in either case at any time prior to the voting of the proxy. Presence at the Annual Meeting does not itself revoke the proxy. In addition, any later dated proxies returned on a timely basis will revoke proxies submitted prior thereto. A stockholder who attends the Annual Meeting in person, may, if he or she wishes, vote by ballot at the Annual Meeting, thereby canceling any proxy previously given by such stockholder.

Solicitation of Proxies. Proxies are being solicited by and on behalf of the Company. Accordingly, the costs of preparing, assembling and mailing the proxy materials will be borne by the Company. In addition to solicitation by the use of mails, proxies may be solicited by Directors, officers and employees of the Company in person or by telephone, facsimile transmission or other means of communication. Such Directors, officers and employees of the Company will not be additionally compensated, but will be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with brokers and dealers, custodians, nominees and fiduciaries to assist the Company in the solicitation of proxies, including for forwarding of proxy materials to beneficial owners of common stock of the Company, $0.001 par value per share (the "Common Stock"), held of record by such persons, and the Company will reimburse such brokers, dealers, custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith but will not otherwise compensate such persons. The Company does not currently intend to retain outside proxy solicitors to solicit proxies by use of the mails, in person, by telephone, by facsimile transmission or by other means of communication; however, the Company reserves the right to retain outside proxy solicitors if necessary. The costs of outside proxy solicitors, if retained, will be borne by the Company.

Record Date. The Board of Directors has fixed the close of business on August 30, 2001 as the record date (the "Record
Date") for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.

Ownership of Voting Securities. Only stockholders of record of outstanding Common Stock of the Company at the close of business on August 30, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On August 30, 2001, 1,619,820 shares of Common Stock were outstanding.

PROPOSAL ONE: ELECTION OF DIRECTOR

     The number of Directors of Monarch is currently fixed at five. Pursuant to Maryland law, the Board of Directors is divided into three classes. One Class I Director is nominated for election to serve for a three year term until the Annual Meeting in 2004 and until his successors are elected and qualify. The Class II and Class III Directors serve until, respectively, the 2002 and 2003 Annual Meetings of Stockholders. Officers are elected annually by the Board to serve for such periods of time as the Board determines.

     The nominee is currently a member of the Board of Directors. Proxies solicited hereby cannot be voted for a greater number of persons than the number of nominees named. If at the time of the Annual Meeting the nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute. The Board of Directors has no reason to believe that any substitute nominee will be required.

Vote Required

     The election of Directors requires a plurality of votes cast at the meeting.

     The Board of Directors recommends that stockholders vote FOR the election of the nominee. Unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies in favor of the nominee.

     The address of the nominee and each of the Directors and officers of the Company is c/o Monarch Services, Inc., 4517 Harford Road, Baltimore, MD 21214.

             Nominee for Election as Class I Director
                Term Expiring 2004 Annual Meeting

                                       Principal Occupation(s) and
                            Director    Business Experience During
     Name and Age            Since            Past 5 Years
------------------------------------------------------------------

David F. Gonano, Age 54       1996    Certified Public Accountant,
                                      Managing Director of
                                      American Express Tax
                                      & Business Services,
                                      Personal Financial
                                      Specialist. Member, Audit
                                      Committee

                           Class II Director
         Continuing in Office Term Expiring 2002 Annual Meeting

                                       Principal Occupation(s) and
                            Director    Business Experience During
     Name and Age            Since            Past 5 Years
------------------------------------------------------------------

Jackson Y. Dott, Age 43       1987    President, Treasurer and
                                      Chief Executive Officer of
                                      the Company since 1990.
                                      Mr. Dott is the son of
                                      A. Eric Dott, Chairman of
                                      the Company.

Helen Delich Bentley, Age 77  1995    President of Helen Bentley
                                      and Associates, Inc. since
                                      1995; Consultant for the
                                      Port of Baltimore since
                                      1995; Member of the U.S.
                                      House of Representatives
                                      from 1985-1995.

                         Class III Directors
         Continuing in Office Term Expiring 2003 Annual Meeting

                                       Principal Occupation(s) and
                            Director    Business Experience During
     Name and Age            Since            Past 5 Years
------------------------------------------------------------------

A. Eric Dott, Age 74          1970    Chairman of the Board of the
                                      Company since 1990.  Mr.
                                      Dott is the father of
                                      Jackson Y. Dott, President
                                      of the Company.

Kenneth C. Holt, Age 50       2000    Senior Vice President of
                                      Morgan Stanley Dean Witter,
                                      Financial Advisor. Member,
                                      Audit Committee

                   Officers that are not Directors

                                       Principal Occupation(s) and
                            Director    Business Experience During
     Name and Age            Since            Past 5 Years
------------------------------------------------------------------

Steven M. Szekely, Age 77      N/A    Executive Vice President of
                                      the Company since 1979 and
                                      Secretary of the Company
                                      since 1990.

Marshall Chadwell, Age 61      N/A    Chief Financial Officer of
                                      the Company since 1996;
                                      Controller of Company since
                                      1995.

Committees Of The Board And Attendance

     The Board of Directors met five times during the last fiscal year. The Board has a standing Audit Committee. During the 2001 fiscal year, the Audit Committee consisted of David F. Gonano, Helen Delich Bentley and Kenneth C. Holt. The Audit Committee met two times during the 2001 fiscal year. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and any Board committee on which such Director served.

     The Audit Committee recommends engagement of the Company's independent accountants, reviews the arrangements and scope of the audit and the performance of the independent accountants, reviews the financial statements, considers comments made by the independent accountants with respect to the Company's system of internal accounting control and reviews non-audit services provided by the Company's independent accountants. The Board of Directors has not established a nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole. The Board of Directors will not consider nominees submitted by the Company's stockholders.

Section 16(A) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended
(the "Act") requires that the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of the Common Stock of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all required reports under Section 16(a) of the Securities Exchange Act of 1934, were filed in fiscal year 2001.

Executive Compensation

     Summary Compensation Table

     The following table sets forth the compensation paid or allocated to the chief executive officer of the Company. The total of salary and bonus paid to each other executive officer of the Company did not exceed $100,000 in any such year.

                                  Annual               Long-Term
                               Compensation           Compensation
                                                         Awards
                                                       Securities
Name and Principal Position   Year    Salary   Bonus   Underlying
                                       ($)      ($)      Options
-----------------------------------------------------------------------
Jackson Y. Dott                2001   124,800      -     40,000(1)
Chief Executive Officer        2000    77,300      -     40,000(1)
                               1999    59,800   25,000      -
----------------------------
(1) This option will expire on March 3, 2005.



Aggregated Option Exercises in Last Fiscal Year and FY-End Option
Values

-----------------------------------------------------------------------
                                        Number of
                                       Securities       Value of
                                       Underlying     Unexercised
               Shares                 Unexercised    In-The-Money
            Acquired on    Value        Options        Options
              Exercise    Realized     at FY-End      at FY-End
Name            (#)         ($)          (#)                ($)

-----------------------------------------------------------------------
Jackson Y. Dott  -0-       -0-  Exercisable 10,000    Exercisable -0-
                                Unexercisable 30,000  Unexercisable -0-

* Based on closing price of Common Stock on the Nasdaq SmallCap stock Market on July 30, 2001 of $2.95.

Director Compensation

     The Company's Directors have not received any cash compensation for their services as Directors for the past year. Kenneth Holt was granted 10,000 options to purchase common stock of the Company at a price of 3.81 per share during the past year. Twenty-five percent of these options will vest on each of the following four anniversaries of the grant date, July 25, 2000. These options expire on July 25, 2005.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of August 30, 2001 by (i) each person that is known by the Company to beneficially own or exercise voting or dispositive control over 5% or more of the outstanding shares of Common Stock; (ii) each Director; and
(iii) all Directors as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and disposition power with respect to the shares beneficially owned by such persons. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the address of each stockholder set forth below is c/o Monarch Services, Inc., 4517 Harford Road, Baltimore, MD 21224.


Name and Address of        Amount and Nature of       Percent of
Beneficial Owner           Beneficial Ownership        Class

Jackson Y. Dott                  437,529(1)             26.9%

A. Eric Dott                     217,290(2)             13.3%

Helen Delich Bentley              13,080(3)                *

David F. Gonano                   10,000(4)                *

Kenneth C. Holt                    2,500(5)                *

Anthony J. Sutton(6)             154,400                 9.5%
1135 West Fourth Street
Winston-Salem, NC 27101

Michael R. Drayne (7)             82,500                 5.1%
814 Woodside Parkway
Silver Spring, MD 20910

All Directors and Executive      680,399                40.9%
Officers (5 persons)

------------------------------------------

* Represents less than 1% of the outstanding shares of Common Stock.

(1)      Includes 3,000 shares of Common Stock held by Mr. J.
Dott's daughter over which Mr. Dott shares the power to vote and dispose and 10,000 shares subject to options that are currently exercisable.

(2) Includes 4,000 shares held by Mr. A. Dott's grandchildren over which Mr. Dott exercises the power to vote and dispose and 10,000 shares subject to options that are currently exercisable.

(3) Includes 10,000 shares subject to options that are currently exercisable.

(4) Includes 10,000 shares subject to options that are currently exercisable.

(5) Includes 2,500 shares subject to options that are currently exercisable.

(6) Based solely upon the Schedule 13D filed with the Securities and Exchange Commission.

(7) Based solely upon the Schedule 13D filed with the Securities and Exchange Commission, consists of shares held by Swampoodle Holdings, LP. Swampoodle Holdings, Inc. ("Holdings") is the general partner of Swampoodle Holdings, LP. The directors and executive officers of Holdings are Michael R. Drayne (director, president and treasurer) and Maria Drayne (director, vice president and secretary).

Certain Relationships and Related Transactions

     Mr. A. Eric Dott, Chairman of the Board and 13.0% stockholder is the joint owner with his wife of certain real property located in Baltimore, Maryland comprising approximately 47,000 square feet. One location in Baltimore, Maryland comprises approximately 32,000 square feet and is utilized as offices and plant by the Company under a lease expiring in June 2007. The second location located in Baltimore, Maryland comprises approximately 15,000 square feet and will be utilized as a food court by the Company under a lease expiring in November 2005. The leases call for an annual net rental of $136,368 and $60,000 respectively and are adjusted annually based upon any increase in the Consumer Price Index (the "Index") which is calculated by comparing the Index from the first full calendar month of the preceding lease year with the Index in effect as of the last full calendar month of the preceding lease year. The management of the Company believes that the terms of its leases with the Dotts are comparable to those which would be obtainable in leases with non-affiliated parties.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders and on the recomm-endation of the Audit Committee, the Board of Directors has appointed Stegman & Company as independent accountants to audit the financial statements for the year ending April 30, 2002. Representatives of Stegman & Company are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that stockholders vote FOR ratification of Stegman & Company as independent accountants. Unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies in favor of ratification of appointments of independent accountants.

Audit Committee Report

     The Audit Committee has reviewed and discussed with management the audited financial statements of Monarch Services, Inc. and its subsidiaries ("Monarch") consisting of the consolidated balance sheet at April 30, 2001 and the consolidated statements of operations, cash flows and changes in stockholders' equity for each of the two years in the period ended April 30, 2001.

     The Audit Committee has discussed with Stegman & Company, the independent auditors for Monarch for 2001, the matters required to be discussed by Statement on Auditing Standards 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. The Audit Committee has considered whether the provision of services in addition to audit services by Stegman & Company is compatible with maintaining Stegman & Company's independence and has determined that such services are appropriate.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors of Monarch that the audited financial statements be included in the Monarch Annual Report on Form 10-KSB for the year 2001 for filing with the Securities and Exchange Commission.

     The Board of Directors of Monarch has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.

     Each member of the Audit Committee is independent, as independence is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

     While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the financial statements and the independent auditors are responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to insure the adequacy of internal controls, to conduct investigations or to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

July 25, 2001

                                                      David F. Gonano
                                                      Helen Delich Bentley
                                                      Kenneth C. Holt


Fiscal 2001 Audit Firm Fee Summary

     Audit Fees

     Stegman & Company billed the Company an aggregate of $28,500 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended April 30, 2001.

     Financial Information Systems Design and Implementation Fees

     Stegman & Company did not perform or bill the Company for professional services during the fiscal year ended December 31, 2000 in connection with the design and implementation of financial information systems.

     All Other Fees

     Stegman & Company billed the Company an aggregate of $15,890 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000. The Audit Committee has concluded that the provision of such services to the Company is compatible with maintaining Stegman & Company's independence.

Change in Accountants

     On the recommendation of the Audit Committee, the Board of Directors dismissed Deloitte & Touche, LLP as the Company's independent public accountants effective February 29, 2000. Deloitte's audit reports on the Company's financial statements for each of the Company's fiscal years ended April 30, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended April 30, 1999 and 1998, and in the interim period subsequent to April 30, 1999, preceding the date of Deloitte's dismissal, there were no "disagreements," with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which "disagreement", if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the matter in their report.

Vote required

     The ratification of the appointment of Stegman & Company as the independent certified public accountants requires the affirmative vote of a majority of the votes cast at the meeting.

The Board of Directors recommends that the stockholders vote "FOR" the ratification of the selection of Stegman & Company as independent auditors of the Company. Unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies in favor of the ratification of Stegman & Company.

PROPOSAL THREE:  STOCKHOLDER PROPOSAL

     Information regarding a stockholder proposal is set forth below. The Company disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting on this proposal, in person or by proxy, is necessary to adopt this proposal. Information on the shareholdings of the proponents of this proposal is available by writing to: Secretary, Monarch Services, Inc., 4517 Harford Road, Baltimore, MD 21214.

Anthony J. Sutton, 1959 N. Peacehaven Road #242, Winston-Salem, NC 27106-4850 and Swampoodle, L.P., 814 Woodside Parkway, Silver Spring, MD 20910 have submitted the following proposal

"Resolved, that the shareholders of Monarch Services, Inc., request the board of directors to explain and seek shareholder approval for the company's business plan."

Supporting Statement

There are unique circumstances surrounding Monarch Services at this juncture that make this resolution necessary and appropriate.

Having exited what were for many years its principal businesses, the company is in a position to return capital to its shareholders in a per-share amount substantially in excess of the current share price, or for that matter any share price that has been seen for over ten years. We believe the company's public shareholders would overwhelmingly support such an action.

Instead, the Board of Directors has embarked on what we believe to be a risky and unwise course of action that has a very low probability of success. The company's strategy is to use the shareholders' capital to fund new business ventures, in the hope that they will permit the company to become profitable. The company acknowledged in a recent SEC filing that its ability to analyze the viability of proposed new business lines was limited, and that such new business lines might fail to become profitable and result in a loss of the company's investment. We believe that new business ventures, such as the company's recently-announced plans to develop a restaurant and entertainment facility, carry with them an unacceptable high risk of being unsuccessful, and could result in the shareholders being unable to recover the investment they have made in Monarch Services stock. We believe this course is counter to the interests and desires of Monarch's public shareholders.

While new business ventures are normally an appropriate matter for the Board of Directors to authorize, we believe that three circumstances make the involvement of Monarch's shareholders necessary at this time:

1. The company's cash balances are enormous in relation to its existing business, making deployment of these funds (such as the company's recent large real estate purchase) more akin to the type of transaction that is normally required to be submitted for a shareholder vote.

2. Monarch's shareholders registered extraordinary opposition to the Board of Directors at the last annual meeting. A majority of the shareholders who are not directors or officers voted against two of the four proposals the Board was required to submit for approval.

3. Because of the limited trading volume of Monarch shares, we believe that there is not a liquid market for the shares. As a result, shareholders do not, in a practical sense, have the ability to express their dissatisfaction with the actions of the Board by selling their shares without further lowering the market price of the shares.

It is right and appropriate that Monarch's long-suffering shareholders be presented with the opportunity that exists now to realize a return on their investment. The Board should not pursue another course of action without their consent.

The Board of Directors recommends a vote AGAINST the above proposal.

     The Board of Directors believes that the stockholder proposal is unnecessary and could result in the disclosure of confidential information that could be of assistance to the Company's competitors. The Board believes the proposal is unnecessary because the Company has been forthcoming in public documents about the key elements of its business plan. Specifically, the Board has discussed in SEC filings, in its annual report to stockholders and in press releases its intention to offer an additional magazine, Adam, that is targeted to young men and to expand the Girls' Life brand to include a restaurant called "Girls' Life Living" and possibly a second restaurant, with activities for young people, at the former location of Peerce's Plantation in Baltimore County, Maryland.

     The Board believes the stockholder proposal could result in disclosure of confidential information because the assumptions, estimates and projections that the Company has prepared are proprietary information that have been developed over the past year at great expense in time and effort of the management team. These materials, which are included in the Company's business plan, may allow competitors with greater financial and other resources than the Company to capitalize on opportunities that the Company has identified.

     With respect to the supporting letter, the Board of Directors disagrees that the Company's business plan is "risky and unwise" or "has a very low probability of success." To the contrary, the Board has confidence in the business plans of Adam magazine and Girls' Life Living and believes that its strategy will best maximize stockholder value. The Board expresses this confidence with the experience it has gained from overseeing the dramatic changes in Monarch's operations over the past few years.

     In 1994, recognizing an opportunity presented by Eric and Jack Dott, the Board created Girls' Life magazine. Through the efforts of the Dotts and the Girls' Life team, Girls' Life now enjoys an audience of approximately 3.5 million girls. In response to losses in the former games division, the Board of Directors negotiated the 1998 sale of the former games division to Hasbro for $6 million. Further, in 1999, in response to losses in the printing division, the Board of Directors terminated its operations and sold its assets for a $345,000 gain. Through these and other actions, the Board of Directors and management have demonstrated that they can identify viable businesses and are not adverse to terminating unprofitable business lines and making other difficult business decisions in order to maximize stockholder value.

     The Board of Directors disagrees that its cash balances are enormous or that its business plan is akin to the type of transaction that is normally required to be submitted to stockholders. The Board believes that the Company's cash balances are adequate to support its business plans and that for cost, confidentiality and other reasons, corporations do not generally request a stockholder vote on new business opportunities. Furthermore, the Board of Directors advised stockholders in the proxy statement for the sale of the games division that it had "determined to invest part of the proceeds in the Publishing Business to build the franchise of Girls' Life magazine" and that it has "also considered the acquisition of other entities in complementary lines of business."

     The Board of Directors also disagrees that the stockholders registered extraordinary opposition to the Board at the last annual meeting. A clear majority of all the outstanding shares voted with the Board on the reincorporation proposal.

     With respect to the statements about the liquidity of the market for the Company's shares, the Board notes that the Company has maintained its listing on the Nasdaq SmallCap Market for purchase and sale of the shares.

     For these reasons, the Board recommends that you vote AGAINST the stockholder proposal.

Vote Required

     The approval of the stockholder proposal requires the affirmative vote of a majority of the votes cast at the meeting. Unless contrary instructions are given, the persons named in the accompanying proxy will vote all proxies against the stockholder proposal.

VOTING

     As of the Record Date, there were 1,619,820 shares of common stock issued, outstanding and entitled to vote. A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election appointed for the Annual Meeting and will determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, proxies are marked as abstentions (or stockholders appear in person but abstain from voting), such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter; however, such shares will be considered present for purposes of a quorum.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     The bylaws of the Company provide that, to be properly brought before the annual meeting, business must be (1) specified in the notice of the annual meeting (or any supplement thereto) given by the Company pursuant to the bylaws;
(2) brought before the annual meeting by or under the direction of the board of directors (or the chairman of the board or the president), or (3) properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary.

     The bylaws provide that nominations of persons for election to the board of directors of the Company may be made at the annual meeting, by or under the direction of the board of directors, or by any nominating committee or person appointed by the board of directors, or by any stockholder of the Company entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth below. Such nominations, other than those made by or under the direction of the board of directors or by any nominating committee or person appointed by the board of directors, can only be made pursuant to timely notice in writing to the corporate secretary.


     To be timely, such stockholder's notice must be delivered to or mailed to and received by the corporate secretary at the principal executive offices of the Company, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting (or, with respect to a proposal required to be included in the Company's proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, or its successor provision, the earlier date such proposal was received). If, during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), then, to be timely, notice must be delivered to or mailed and received by the corporate secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

     Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of the Company stock which are beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934, as amended; (b) as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, and
(3) any material interest of the stockholder in such business; and (c) as to the stockholder giving the notice, (1) the name and address of the stockholder and
(2) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee or stockholder to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company or the eligibility of the stockholder to bring business before the annual meeting.

     Pursuant to applicable rules under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company's 2002 Proxy Statement. Any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than May 31, 2002. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules. It is suggested that proposals be forwarded by certified mail, return receipt requested.

OTHER INFORMATION

     The Company will provide, without charge to each person solicited, on the written request of such person, a copy of its annual report on Form 10-KSB, including the financial statement schedules, required to be filed pursuant to Rule 13a-1 under the Securities Exchange Act of 1934 for the Company's most recent fiscal year. Such a request can be directed to Mr. Marshall Chadwell, Chief Financial Officer, 4517 Harford Road, Baltimore, Maryland 21204.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment.

                          By Order of the Board of Directors


                         /s/ Steven M. Szekely,
                         Secretary

September 14, 2001



                                                                   APPENDIX A

                           MONARCH SERVICES, INC.

                          AUDIT COMMITTEE CHARTER
                          -----------------------

           The Board of Directors (the "Board") of Monarch Services, Inc. (the "Company") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this Charter to establish the governing principles of the Audit Committee.

     I.     Role of the Audit Committee

            The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     II.    Composition of the Audit Committee

            The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq. The members of the Audit Committee shall be appointed by the Board of Directors.

     III.   Responsibilities of the Audit Committee

            The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

            The Audit Committee shall make regular reports to the Board.

            The Audit Committee shall:

1. Review and reassess the adequacy of this Charter from time to time (but at least annually) and recommend any proposed changes for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditors the Company's quarterly financial statements.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

7. Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Audit Committee and the Board.

8.     Review the fees to be paid to the independent auditors.

9. Receive periodic reports from the independent auditors regarding the auditors' independence, discuss such reports with the auditors, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditors.

10. Evaluate together with the Board the performance of the independent auditors and, if so determined by the Audit Committee, recommend that the Board replace the independent auditors.

11. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Obtain reports from management and the independent auditors that the Company's subsidiary affiliated entities are in conformity with applicable legal requirements and the Company's written policies.

14. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)    Any changes required in the planned scope of the internal audit.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Review with management and, as appropriate, Company counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18. Meet at least annually with the chief financial officer and the independent auditors in separate executive sessions.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.




                         MONARCH SERVICES, INC.
                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           OCTOBER 29, 2001

The undersigned hereby appoints A. Eric Dott and David F. Gonano, and each of them, with full power of substitution, as proxy, to vote all shares of the Common Stock of Monarch Services, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of stockholders of the Company on October 29, 2001 at 10:00 a.m., and at any adjournment or postponements thereof (the "Annual Meeting"), on the following matters, each of which is fully described in the proxy statement.

The Board of Directors recommends a vote FOR items 1 and 2 and AGAINST item 3 listed below.

1. FOR / / WITHHOLD / / The election of David F. Gonano as a Class I Director of the Company to serve until the 2004 annual meeting of stockholders and until his successors are elected and qualified.

2. FOR / /  AGAINST / /  ABSTAIN / /  Proposal to ratify
Stegman & Company , as independent auditors of the company for the fiscal year ending April 30, 2002.

3. FOR / / AGAINST / / ABSTAIN / / Stockholder Proposal for Board of Directors to explain and seek shareholder approval for the Company's business plan.

4. To act upon any other matter which may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED ON EACH OF THE FOREGOING ITEMS AS SPECIFIED BY THE PERSON SIGNING IT, BUT IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF ACCOUNTANTS AND AGAINST THE STOCKHOLDER PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

Receipt of notice of the Annual Meeting and proxy statement is hereby acknowledged, and the terms of the notice and statementare hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for the Annual Meeting.



WITNESS the hand and seal undersigned, this       day of             , 2001.


-----------------------------------------------
               (SEAL)

-----------------------------------------------
               (SEAL)

Please date and then sign exactly as name appears to the right. If signing for trusts, estates or corporations, capacity or title should be stated. If shares are jointly owned, both owners should sign.

  PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE